Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Atossa Therapeutics, Inc. 2020 Stock Incentive Plan, as amended, of Atossa Therapeutics, Inc. of our report dated March 25, 2025, with respect to the consolidated financial statements of Atossa Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Seattle, Washington
March 26, 2025